UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 19, 2025
POWELL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8550 Mosley Road,	Houston,	Texas	77075
(Address of principal executive offices)			(Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	POWL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.    Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2025, the Board of Directors (the “Board”) of Powell Industries, Inc. (the “Company”) approved and adopted, in accordance with Section 8.1 of the Amended and Restated Bylaws of the Company (as amended, the “Former Bylaws”) and effective immediately, the Second Amended and Restated Bylaws of the Company (as amended and restated, the “Bylaws”). The amendments provided in the Bylaws, among other things:

•Modify the Former Bylaws to align with the Delaware General Corporation Law (the “DGCL”) as a result of recent amendments, including provisions related to meetings held by remote communications, stockholder and Board meeting adjournments, accessing the Company’s stockholder list, various procedural mechanics regarding Board and stockholder notice requirements, Board action by consent, and authorizations to sign stock certificates;

•Update procedural and disclosure requirements for stockholder-submitted nominations or other business proposals, including, among other things, to:

◦require that a stockholder’s notice be received by the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the annual meeting of stockholders for the immediately preceding year, subject to certain exceptions;

◦require that a stockholder’s notice include additional informational requirements, including information from individuals who control stockholders that are entities and, in the case of a nomination, a completed and signed nominee questionnaire, and that certain information be updated as of the meeting’s record date and as of the date that is 10 business days prior to the meeting;

◦require any stockholder submitting a nomination notice to make a representation as to whether such stockholder will solicit proxies (i) in support of its director nominees in accordance with the Securities and Exchange Commission’s “universal proxy card” rules, and (ii) whether such stockholder intends to solicit proxies from at least the percentage of the Company’s outstanding capital stock required to elect such nominee or approve such business proposal; and

◦provide that the number of nominees a stockholder may nominate for election at a meeting shall not exceed the number of directors to be elected;

•Remove provisions allowing stockholders to call a special meeting or act by written consent, in the latter case deferring to the right afforded stockholders to act by written consent under the DGCL;

•Permit stockholders to submit nominations at a special meeting of stockholders at which directors are to be elected;

•Update provisions governing the regulation of the conduct of meetings of stockholders;

•Reduce the maximum number of directors from 15 to 11;

•Amend certain portions of the indemnification provisions to, among other things, provide that the Company shall be required to indemnify a Covered Person (as defined in the Bylaws) in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board;

•Add an exclusive forum provision; and

•Clarify that the Board’s power to adopt, amend or repeal the Bylaws does not divest stockholders of their power to adopt, amend or repeal the Bylaws.

In addition, certain other technical, ministerial, clarifying and conforming changes were made to the Former Bylaws. The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
    (d)     Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of Powell Industries, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2025

Powell Industries, Inc.

	By:	/s/ Michael W. Metcalf
Michael W. Metcalf
Executive Vice President
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)